UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2005

MULTICELL TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-16354 (Commission File Number)	52-1412493 (I.R.S. Employer Identification No.)

55 Access Road, Suite 700 Warwick, RI (Address of principal executive offices)		02886 (Zip Code)

Registrant's telephone number, including area code: (401) 738-7560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On November 17, 2000, MultiCell Technologies, Inc.(the "Company") entered into a $500,000 loan agreement with Lexicor Medical Technologies, Inc. ("Lexicor"). The amount of the loan was increased by $50,000 on February 20, 2001 and $50,000 on March 7, 2001. Interest was accrued at ten percent (10%) per year payable quarterly. Lexicor paid all quarterly payments when due throughout the term of the note. Under the terms of the note, if the note was not paid in full on May 31, 2001 the term of the loan was automatically extended until January 2, 2005. Failure of Lexicor to pay the note when due or any default by Lexicor would have caused Lexicor to issue common shares to the Company equal to 51% of the issued and outstanding shares of Lexicor. The note was also convertible into Lexicor common stock at a per share price of $6.00 per share. On December 30, 2004 Lexicor wired $605,000 as payment in full along with accrued interest to an escrow account for the Company. The funds were released from the escrow account to the Company on January 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

Date: January 10, 2005	By: /s/ W. GERALD NEWMIN W. Gerald Newmin, Chief Executive Officer and President